Exhibit 99.2

Enhancing lives with transformative therapies www.xeneticbio.com NASDAQ: XBIO Corporate Presentation February 2019 Filed by Xenetic Biosciences, Inc. pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to Rule 14a - 12 under the Securities Exchange Act of 1934, as amended Filer: Xenetic Biosciences, Inc. Subject Company: Xenetic Biosciences, Inc. Commission File No.: 001 - 37937 Date: February 27, 2019

Forward - Looking Statements This presentation contains various “forward - looking statements . ” Forward - looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts . In some cases, you can identify forward - looking statements by the use of forward - looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases . All forward - looking statements may be impacted by a number of risks and uncertainties . These forward - looking statements include, but are not limited to, statements concerning our plans to continue the development of our proposed drug candidate ; our expectations regarding the nature, timing and extent of clinical trials and proposed clinical trials, including the timing of generating clinical data from these trials ; our expectations regarding the timing for proposed submissions of regulatory filings, including but not limited to any Investigational New Drug filing or any New Drug Application ; the nature, timing and extent of collaboration arrangements ; the expected results pursuant to collaboration arrangements including the receipts of future payments that may arise pursuant to collaboration arrangements ; the outcome of our plans to obtain regulatory approval of our drug candidates ; the outcome of our plans for the commercialization of our drug candidates ; our plans to address certain markets, engage third party manufacturers and evaluate additional drug candidates for subsequent commercial development and the likelihood and extent of competition to our drug candidates ; and statements regarding our acquisition of the XCART platform (the “Acquisition”) and development of CAR T technology . The forward - looking statements in this presentation are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us . These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us . If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward - looking statements . Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the Acquisition, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, that the required approval by the stockholders of the Company may not be obtained ; (2) the risk that the Acquisition may not be completed on the terms or in the time frame expected by the Company, or at all ; (3) unexpected costs, charges or expenses resulting from the Acquisition ; (4) uncertainty of the expected financial performance of the Company following completion of the Acquisition ; (5) failure to realize the anticipated benefits of the Acquisition ; (6) the ability of the Company to implement its business strategy ; (7) the occurrence of any event that could give rise to termination of the Acquisition ; and (8) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including its annual report on Form 10 - K, periodic quarterly reports on Form 10 - Q, periodic current reports on Form 8 - K and other documents filed with the SEC . The foregoing list of important factors is not exclusive . We cannot guarantee future results, levels of activity, performance or achievements . You should not place undue reliance on forward - looking statements, which apply only as of the date the statements were made . We do not intend and disclaim any duty or obligation to update or revise any industry information or forward - looking statements set forth in this report to reflect new information, future events or otherwise, except as required under the United States (“U . S . ”) federal securities laws . 2

ADDITIONAL INFORMATION AND WHERE TO FIND IT In connection with the Acquisition, the Company will file with the Securities and Exchange Commission (the “SEC”), a registra tio n statement on Form S - 4 that will include a combined proxy statement/prospectus. This communication is not a substitute for any proxy statement, re g istration statement, proxy statement/prospectus or other documents the Company may file with the SEC in connection with the Acquisition. INVESTORS AN D SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE ACQUISITION, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of these materials and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Inv est ors and security holders will also be able to obtain free copies of the documents filed by the Company with the SEC from the respective compan ies by directing a written request to Xenetic Biosciences, Inc., 40 Speen Street, Suite #102, Framingham, MA 01701 or by calling 781 - 778 - 7720. PARTICIPANTS IN THE SOLICITATION This communication is not a solicitation of a proxy from any investor or security holder. The Company, its respective directo rs, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholde rs of the Company in connection with the Acquisition. Information regarding the persons who may, under the rules of the SEC, be deemed particip ant s in the solicitation of proxies in connection with the Acquisition, including a description of their direct or indirect interests, by security hol din gs or otherwise, will be set forth in the relevant materials when filed with the SEC. Information regarding the directors and executive officers of the Co mpa ny is contained in its proxy statement for its 2018 annual meeting of stockholders, filed with the SEC on November 13, 2018, its Annual Report on Fo rm 10 - K for the year ended December 31, 2017, which was filed with the SEC on March 30, 2018, its Quarterly Reports on Form 10 - Q for the quarters end ed March 31, 2018, June 30, 2018, and September 30, 2018 which were filed with the SEC on May 15, 2018, August 10, 2018, and November 9, 2 018 , respectively, and certain of its Current Reports filed on Form 8 - K. These documents can be obtained free of charge from the sources indicated above. 3

Investment Highlights

Transformative acquisition positions Xenetic to address high value oncology market with innovative XCART platform

XCART Platform[1]

Expanding the potential of CAR T cell therapy

- Proof-of-mechanism and preclinical evidence of target specificity
- Expect to meet with regulatory authorities to discuss development plan
- Over $5 billion initial market opportunity in B-cell non-Hodgkin lymphoma[2]

XBIO-101

Phase 2 oncology asset

- Clinical body of data sufficient for Phase 2 studies in multiple indications
- Well suited for immuno-oncology combination therapies

1: The acquisition of 1) Hesperix, which owned rights to the XCART platform based on the assignment agreement discussed in greater detail in a form 8-K file with the SEC, and 2) an exclusive license of the rights to the XCART platform owned by Scripps Research Institute obtained through an assignment agreement discussed in greater detail in a form 8-K file with the SEC, are subject to closing; 2: Market Reports World. GLOBAL NON-HODGKIN LYMPHOMA THERAPEUTICS MARKET - SEGMENTED BY TYPE OF TREATMENT - GROWTH, TRENDS AND FORECASTS (2018 - 2023); BioPharm Insight Surveillance, Epidemiology, and End Results (SEER) 9 registries, National Cancer Institute, 2017

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XCART Platform B - Cell Non - Hodgkin Lymphoma Meet with regulatory authorities to discuss development plan XBIO - 101 Progesterone Resistant Endometrial Cancer Data analysis Triple - Negative Breast Cancer Exploratory study of estrogen receptor and I - O biomarkers Immuno - Oncology Exploratory Phase 1 study Pipeline and Platform Technologies 5 Program Indication Preclinical Phase 1 Phase 2 Phase 3 Next Catalyst PolyXen ™ Next Generation Delivery Platform for Biologics Potential for non - dilutive milestone and royalty payments from partners

Experienced Management Team 6 Jeffrey F. Eisenberg Chief Executive Officer & Director Life Sciences executive with over 20 years of successful track record in value creation in both private and public companies; former CEO of Noven Pharmaceuticals and responsible for 2 product launches and led Noven’s Novogyne Women’s Health joint venture with Novartis Curtis Lockshin, Ph.D. Chief Scientific Officer 20 years Biotech/Pharma management experience, including discovery, preclinical and clinical development and commercial manufacturing; former CEO of SciVac Therapeutics, CTO of VBI Vaccines and VP of Corporate R&D Initiatives for OPKO Health James F. Parslow, MBA, CPA Chief Financial Officer Over 30 years of experience providing financial and business leadership to biotech, manufacturing, technology, business - to - business e - commerce and cleantech industries

Board of Directors 7 Adam Logal Chairman CFO, OPKO Health; Former Director, VBI Vaccines; Nabi Biopharmaceuticals James Eric Callaway, Ph.D. Director Head of Development, Elan Pharmaceuticals; Developed the antibodies Tysabri and bapineuzumab Firdaus Jal Dastoor , FCS Director Fellow Member of The Institute of Company Secretaries of India; Group Director of the Poonawalla Group of Companies Jeffrey F. Eisenberg Chief Executive Officer & Director Dmitry Genkin Director Former Head of Pharmavit , Russia’s largest pharmaceutical company; Chairman, PJSC Pharmsynthez Roman Knyazev Director Senior Investment Manager, Rusnano; Chairman, Pharmsynthez , PETAR and Nanolek ; Director, SynBio Roger Kornberg, Ph.D. Director Winzer Professor of Medicine in the Department of Structural Biology at Stanford University; Nobel Prize in Chemistry - molecular basis of Eukaryotic Transcription

Scientific Advisory Board

Dr. Matthew Frigault

Medical Oncologist in the Hematologic Malignancy Program at the Massachusetts General Hospital Cancer Center, as well as Assistant Director of the Cellular Immunotherapy Program, serves as Instructor at Harvard Medical School

Dr. Alexander Gabibov

Head of the Shemyakin & Ovchinnikov Institute of Bioorganic Chemistry at the Russian Academy of Science. Dr. Gabibov holds several senior positions in the Biochemistry sphere in both Russia and France. In 2008, he was appointed President of the Russian Biochemical and Molecular Biology Society. In 2009, Dr. Gabibov took up the role of Foreign Correspondent at the National Academy of Pharmacy in France.

Prof. Dr. Franco Cavalli

Former Scientific Director, Institute of Oncology of Southern Switzerland (IOSI), Head of Organizing Committee of International Conference on Malignant Lymphoma (ICML), Chairman of Scientific Committee of the European School of Oncology (ESO) and of the World Oncology Forum (WOF), Founder of the International Extranodal Lymphoma Study Group (IELSG).

Dr. Davide Rossi

Deputy Head of the Division of Hematology and co-chair of the Clinical Lymphoid Tumors Investigation Program (CLIP) at the Institute of Oncology of Southern Switzerland (IOSI), Head of the Experimental Hematology research program at the Institute of Oncology Research (IOR), Member of Organizing Committee of the International Conference on Malignant Lymphoma. Dr. Rossi's translational research focuses on lymphomas and chronic lymphocytic leukemia.

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XCART Platform 1 Expanding the Potential of CAR T Cell Therapy 1: The Acquisition of the XCART platform is subject to closing. When filed, please see our Registration Statement on Form S - 4 for more details

CAR T Cell Therapy is Driving New Breakthroughs in the Treatment of Cancer

2 Approved CAR T Therapies

KYMRIAH® (tisagenlecleucel) Suspension for IV infusion

YESCARTA® (axicabtagene ciloleucel) Suspension for IV infusion

Advancing Development

~40 companies developing CAR T therapy[1]

>240 CAR T trials registered on clinicaltrials.gov[2]

High Value Acquisitions

Kite acquired by GILEAD for **$11.9B**

Juno acquired by Celgene for **$9B**



CBS New CAR T Treatment Giving Hope To Some Cancer Patients

Forbes CAR T Cell Therapy Is Here to Stay

Newsweek With latest gene therapy approval, a new medical era has officially arrived

1: BioInformant, Database of CAR T-Cell Therapy Companies 2018
2: Cell 171, CD19 Car T Cells, December 14, 2017

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XCART Transforms CAR T Therapy 11 XCART constructs can target patient - specific tumor neoantigens Established proof - of - mechanism in B - cell lymphomas Potential to address multiple tumor types XCART is a proximity - based screening platform Derived from Scripps technology Proprietary cell - based screening technology Compatible with current up - and down - stream CAR T manufacturing processes Applicable to a wide range of CAR T constructs Enables rapid construction of functional CARs & TCRs XCART

XCART Platform Described In Science Advances 12

XCART Shown to be Effective in B - Cell Lymphoma 13 XCART: Rationale for BCR Targeting Engineered to target a patient - and tumor - specific neoantigen B - cell receptor (BCR) on an individual patient’s lymphoma cells BCR signaling pathway • Central regulator of B - cell function • Promising anticancer drug target in lymphomas BCR expressed by clonal B - cell tumor • Pivotal driver of tumor pathways • Patient - and tumor - specific antigen Targeting a patient - specific BCR with CAR T therapy • Imparts high selectivity • Can overcome limitations of CD19 CAR T therapies

Market Opportunity – Non - Hodgkin Lymphoma Therapeutics Estimated 2018 US Incidence of NHL: 75,000 1 14 1: https://seer.cancer.gov/; 2: Crump, M et al . Outcomes in refractory diffuse large B - cell lymphoma: results from the international SCHOLAR - 1 study. Blood 2017 Aug 3; 3: Market Reports World. GLOBAL NON - HODGKIN LYMPHOMA THERAPEUTICS MARKET - SEGMENTED BY TYPE OF TREATMENT - GROWTH, TRENDS AND FORECASTS (2018 - 2023); BioPharm Insight Surveillance, Epidemiology, and End Results (SEER) 9 registries, National Cancer Institute, 2017 XBIO - 101 Aggressive Lymphomas Most common subtype of NHL in the US (~40% of all NHL cases) ~30K/year ~ 50% Diffuse Large B - Cell Lymphoma (DBLCL): Of Refractory & Relapsed DLBCL have poor prognoses: 2 • ORR: 26% (7% CR) • Median OS: 6.3 months Follicular Lymphoma (FL): Second most common subtype of NHL in the US (~20% of all NHL Cases) • Majority of Follicular Lymphoma (FL) cases remain incurable with standard therapies • Most patients undergo relapses over time, often with increasing frequency and aggressiveness $5,213.6 $5,599.4 $6,013.7 $6,458.7 $6,936.7 $7,450.0 $5000 $5500 $6000 $6500 $7000 $7500 $8000 2018 2019 2020 2021 2022 2023 Global Market for Non - Hodgkin Lymphoma 3 8.00 13.00 18.00 23.00 28.00 1975 1978 1981 1984 1987 1990 1993 1996 1999 2002 2005 2008 2011 2014 Trends in NHL Incidence Rates, 1975 - 2014 3 Female Male Per 100,000, age adjusted to the 2000 US standard population. Indolent Lymphomas US Incidence ~15K/year US Incidence

Unmet Need in Follicular Lymphoma (FL)

FL Treatment Timeline

Diagnosis FL

Treatment Decisions based on:
- Tumor burden
- Other risk factors (e.g. FLIPI)

First Line (R-CHOP; R-mono)

(80%) **POD > 2 yrs**

(20%) **POD < 2 yrs**

Initial XCART Opportunity
~3,000 patients/yr (US)

Time to first POD is an important prognostic indicator



Patient-level Analysis[1]
Survival Probability (%)
1.0
0.8
0.6
0.4
0.2
0
12
24
36
48
60
72
84
96
Early POD
Reference
Time from Risk-Defining Event (months)

5-year Survival Rate: 90%
Median OS from first POD: >12 years

5-year survival rate: 50%
Median OS from first POD: 5 years

Patients with FL have a 28-31% probability of high grade transformation at 10 years[2]

Second Line(s)

R-CHOP R-mono	R-CHOP Chemotherapy Targeted Agents Radioimmunotherapy	High Dose Chemo / SCT CAR T

Xenetic BIOSCIENCES

1: Casulo C. *et al*, *J. Clin. Oncology*, 2015 33:2516-2522
2: Montoto et al. J Clin Oncol. 2007 Jun 10;25(17):2426-33. Epub 2007 May 7

15

Unmet Need in Diffuse Large B - Cell Lymphoma (DLBCL) 16 12 Months 48 Months 24 Months 36 Months 0 Month (50%) Xplant Ineligible (50%) Relapse (20%) (80%) Diagnosis DLBCL 70% 2 nd Line Ablation/ BMT Relapse/ Refractory 50% 50% DLBCL Treatment Timeline 30% Primary Refractory Initial XCART Opportunity 1: From Schuster SJ, et al. Presented at 60th American Society of Hematology Annual Meeting; December 1 - 4, 2018; San Diego, CA. Abstract 1684. 2: Crump M, et al. Blood. 2017;130(16):1800 - 1808; 3: Gisselbrecht C, et al. J Clin Oncol. 2010;28(27):4184 - 4190, and Gisselbrecht C, et al. J Clin Oncol. 2012;30(36):4462 - 4469. 1 2 3 R - CHOP First Line Patient - level Analyses r/r DLBCL NET ~70% (OS 5 yrs ) ~10,000 patients/ yr (US)

Selection of Peptide - CAR Constructs Specific to an Individual’s Tumor BCR 17 XCART Proof of Mechanism: Workflow Selection of peptide - CAR constructs specific to an individual’s tumor BCR • Lymph node biopsy sample is isolated from a patient with follicular lymphoma • Collected tumor cells used for identification of malignant BCR genes - then reconstituted as membrane - bound tumor BCRs using PDGFR as membrane anchor • The reconstituted tumor BCR, co - expressed with the cyclopeptide - CAR library on surface of Jurkat cell line, are used as reporter - cell system for selection of tumor BCR - targeting ligand • Following several rounds of panning, selected peptide ligands (fused to chimeric antigen receptor), are sequenced and may be directly used for generation of therapeutic T lymphocytes modified by BCR - specific CAR

Cyclopeptide - CAR T Cells Selectively Kill Raji Cell Lines Expressing Target BCRs • Human CD8+ T cells were transduced with Lentiviral vectors coding for one of pepFL1 - CAR, pepFL2 - CAR, pepFL3 - CAR or CD19 - CAR constructs 18 XCART Proof - of - Mechanism: Patient Specificity Raji cells (Raji - FL1, Raji - FL2 and Raji - FL3) expressing BCRs from the respective FL lymphomas were lysed by activated human CD8+ T - cells bearing a corresponding cyclopeptide - CAR construct

Induction of CTL in *Ex Vivo* Biopsy Material

XCART Proof-of-Mechanism: Patient Specificity

pepFL1-CAR T cells specifically lysed cells from pt-FL1
Myc-CAR T and Mock CAR T control cells: No lytic activity

pepFL2-CAR T cells specifically lysed cells from pt-FL2
pepFL3-CAR T showed no lytic activity vs. pt-FL2
pepFL2-CAR T displays more lytic potency than CD-19 CAR T



Target: FL patient 1 biopsy
% Lysis
100
80
60
40
20
0
FL1-CART
Myc-CART
Mock
20:1
10:1
5:1
1:1
Effector:Target Ratio
Target: FL patient 2 biopsy
% Lysis
100
80
60
40
20
0
CD19-CART
FL2-CART
FL3-CART
20:1
10:1
5:1
1:1
0,5:1
Effector:Target Ratio

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pepFL1-CAR T in *In Vivo* Tumor Model of Raji-FL1 Cell Line

XCART Proof-of-Mechanism: Efficacy and Selectivity

NOD SCID (CB17-Prkdc^{scid}/NcrCrl) mice were engrafted subcutaneously with 5x10^{6} Raji-FL1 cells (Raji cells expressing the malignant BCR of Patient pt-FL1)



Raji-FL ffluc
5*10
CAR T_cells
CD19-CART
FL1-CART
Myc-CART (neg.)
0
9
17
50 (Days)
Monitor Tumor Burden, T-cell Expantion & Survival

pepFL1-CAR T and CD19 Showed Similar Effect



Percent Survival
100
80
60
40
20
0
0
10
20
30
40
50
Days after tumor implantation
CD19-CART
FL1-CART
Myc-CART (neg.)
*



Tumor volume (mm³)
2000
1500
1000
500
0
0
10
20
30
Days after tumor implantation
21 days post infusion
CD3⁺/µl
300
250
200
150
100
50
0
CAR T-cells
CD19-CART
FL1-CART
Myc-CART (neg.)
**

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XCART is Differentiated from CD19 CAR T Therapies for NHL 21 Tissue Specificity Off - Tumor Toxicity Tumor Antigen Escape Recognizes only patient - and tumor - specific neoantigen Decreased antigen burden implies lower risk of CRS and Neurotoxicity No expectation of B - cell aplasia Targets an antigen important to B cell signaling and proliferation Permits T cells to be reengineered in response to CD19 antigen escape

XBIO - 101 Phase 2 Oncology Asset

XBIO-101: Current Development Status and Opportunities

XBIO-101

Clinical & Regulatory History

- Supporting nonclinical and 21 foreign controlled clinical studies involving 750 patients
- Pharmacovigilance under ex-US Marketing Authorizations
- Open US IND
- Two Phase 2 human clinical studies in endometrial cancer (US & Eastern Europe)
- Support for dosing up to 500mg IM 2X/week
- Ended enrollment in US Phase 2 study - data analysis ongoing

XBIO-101 in Context of Immuno-Oncology

Preclinical and human clinical evidence for XBIO-101 as an immunomodulator

- IFN induction
- Modulation of other immune pathways (including TLR9)

Near-Term Opportunities

Dose-ranging & exploratory biomarker studies in I-O settings

- Single agent and combination approaches
- Hormone receptor upregulation

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PolyXen ™ PSA Technology Platform Enables Next Generation Biologic Drugs

PolyXen : Next Generation Delivery Platform for Biologics 25 Polysialylation employs the biological polymer polysialic acid (PSA) to modulate the pharmacokinetic and pharmacodynamic profiles of protein drugs Seeking to build a pipeline of partnerships utilizing PolyXen Key Features • Retention of native protein conformation • Non - immunogenic • Biodegradable • Fewer injections • Improved protease stability • Improved thermal stability • Broad patent cover License Agreement • Exclusive License Agreement with Shire in the field of coagulation disorders • Granted right to Shire to grant a nonexclusive sublicense to certain patents related to PolyXen • Received $7.5 million upfront payment • Single digit royalties based on net sales • Royalty stream could commence by end of 2019 Broad Utility • Designed to improve the clinical utility of most protein and peptide drugs • Applicable to franchise extensions as well as candidates in development • Potential utility for delivering small molecule drugs

Summary

CAR T Value Indicators Suggest Potential Significant Upside 27 1: As of January 23, 2019 EBV+ PTLD following HCT Phase 3 $1.6B UCART19 Phase 1 $669M rGBM & Libtayo ® Phase 2 $285M MB - 101 IL13R α2 - specific CAR Phase 1 $80M $11.9B acquired by for $9B $567M acquired by for acquired by for Acquisitions Company Lead Program Phase MKT Cap 1 agreement with agreement with $80M upfront $185M per product & up to 4 year agreement with agreement with $350M for Licensing Agreements

A Compelling Investment Opportunity 28 Innovative XCART platform 1 addressing high - value oncology market XBIO - 101 Phase 2 oncology asset • Clinical body of data sufficient for Phase 2 studies in multiple indications • Potential applications in immuno - oncology PolyXen Shire Agreement • Shire granted a nonexclusive sublicense to certain patents • Royalty stream could commence by end of 2019 • Potential for additional partnerships XCART Platform Lead program targeting $5 billion initial opportunity in B - cell non - Hodgkin lymphoma • Proof - of - mechanism and preclinical evidence of target specificity 1: The Acquisition of the XCART platform is subject to closing. When filed, please see our Registration Statement on Form S - 4 fo r more details

Enhancing lives with transformative therapies www.xeneticbio.com NASDAQ: XBIO Supplemental Information

Identification of Individualized BCR-Targeting CAR T Constructs

XCART Proof-of-Mechanism

Selection of cyclopeptide-CARs specific to a targeted BCR:

Library of immortal Jurkat human T lymphocytes were modified to simultaneously express:

Unique cyclopeptide in antigen-binding region of the CAR construct

CAR construct containing a cyclopeptide

Patient-derived lymphoma BCR Fused to PDGFR membrane anchor



7aa cyclopeptide library
hinge
CD28 MT/cyt
OX-40 cyt
CD3 zetta cyt
Lymphoma BCR VH/VL
IgG1 hinge
PDGFR TM
Activation
CD69 expression
FACS anti-CD69

If the BCR interacts with a peptide from the cyclopeptide library, the signaling domains of the CAR trigger a T cell activation cascade

Activated T cells express CD69 and may be readily detected and isolated via FACS

Selected BCR-specific “cyclopeptide-CAR” construct may be further used for transfection of patient T cells to target lymphomas

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Selection and Isolation of Individualized Cyclopeptide-CAR Fusion Constructs

XCART Proof-of-Mechanism: Workflow

- Patient-specific BCRs were cloned from malignant sections of lymph node biopsies in 3 Follicular Lymphoma (FL) patients
- Several rounds of selection resulted in discovery of three patient-specific, cyclopeptide-containing CAR constructs

Cyclopeptide-containing CAR constructs (pepFL1-CAR, pepFL2-CAR, pepFL3-CAR) are selective for respective patient-derived (pt-FL1, pt-FL2, pt-FL3) BCR scFvs



PATIENT
pt-FL1
PATIENT
pt-FL2
PATIENT
pt-FL3
Control
1.29%
Patient 1
35.5%
Patient 2
59.2%
Patient 3
72.7%
CD69
CILDLPKFC (FL1)
CMPHWQNHC (FL2)
CTTDQARKC (FL3)
PEPTIDE
pepFL1
PEPTIDE
pepFL2
PEPTIDE
pepFL3

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Staining by pepFL1 Peptide Against pt - FL1 and pt - FL4 Cell Lines 32 X - CART Proof - of - Mechanism: Patient and Target Specificity BCR - specific peptides selectively stain parental cells from corresponding patient’s biopsy material • More than 60% of cells in the biopsy sample are B - cells targeted by the FL1 peptide • Cells from follicular lymphoma patient pt - FL4 were not significantly stained by the pepFL1 peptide

pepFL1 - CAR T in In Vivo Metastasis Model 33 Raji - FL1 cells (green) on Day 35 after tumor implantation in mice treated by CD19 - CAR T, FL1 - CAR T and Myc - CAR T CD19 - CAR T and FL1 - CAR T prevent development of metastasis • Bioluminescent imaging of organ - specific metastasis Raji - FL1 cells detected by D - luciferin ( i.p. injection)

pepFL1-CAR T Cells in Mouse Tumor Models of pt-FL1 Cells

X-CART Proof-of-Mechanism: *In Vivo* PK

Immunohistochemical analysis:

CD19-CAR T and FL1-CAR T cells, but not Myc-CAR T cells, effectively invade the tumor

CAR T staining by human CD8-specific antibodies

Black arrows indicate CD19-CAR T, pepFL1-CAR T or Myc-CAR T infiltration into the tumor


CD19-CART
FL1-CART
Myc-CART
anti-CD8

Flow Cytometry:

CAR-modified T cells persist in peripheral blood 21 days post infusion

pepFL1-CAR T and CD19-CAR T cells are present in significantly elevated amounts relative to Myc-CAR T cells


21 days post infusion
300
250
200
150
100
50
0
CD3+/µl
CD19-CART
FL1-CART
Myc-CART (neg.)

34